Filed pursuant to Rule 424(b)(3)
                                                File No. 33-51335



SUPPLEMENT NO. 38 TO PROSPECTUS DATED DECEMBER 14, 1993

(AS SUPPLEMENTED DECEMBER 15, 1993)


                    PACCAR Financial Corp.

                 Medium-Term Notes, Series G

         Due from 9 months to 10 years from date of issue

 Interest payable each March 15 and September 15 and at maturity



                                                    INTEREST RATE
RANGE OF MATURITIES                                    PER ANNUM
-------------------                                 -------------

From 22 months to 28 months..............................5.52%

More than 28 months to 34 months.........................5.57%

More than 34 months to 40 months.........................5.59%


Dated:  December 20, 1995


Form of Note (check one):   Book Entry    [X]

                            Certificated  [ ]


In some instances, one or more of the Agents have purchased the Notes as principal and may resell the Notes at prices to be determined by such Agents at the time of resale.